Exhibit 99.1

ARKO Corp. Announces Agreement to Acquire all Assets of Transit Energy Group, a Large Privately Held Portfolio in the Southeast with Approximately 350 Sites Across Retail and Wholesale

ARKO continues to work to create value for stockholders and execute its growth strategy, entering into an agreement for the accretive acquisition of approximately 350 wholesale and retail sites, including 150 company-operated convenience stores with growth pipeline; upon closing, the acquisition would expand ARKO’s convenience store footprint into Alabama and Mississippi and is expected to increase total fuel gallons by approximately 285 million predominately branded gallons

ARKO Corp. (Nasdaq: ARKO) (“ARKO”, the “Company”, “we”, “our”, or “us” ), a Fortune 500 company and one of the largest U.S. convenience store operators and fuel wholesalers in the United States, announced today that GPM Investments, LLC (“GPM”) a wholly owned subsidiary of ARKO, and certain of GPM’s subsidiaries have agreed to acquire from Transit Energy Group (“TEG”) approximately 150 convenience stores, fuel supply rights to approximately 200 dealers, commercial, government, and industrial customers, as well as TEG’s bulk storage, distribution and transportation assets, all in the Southeastern United States.

This acquisition is part of ARKO’s strategic focus on growth and generating long-term stockholder value with its convenience, wholesale, and fleet fueling platform. The purchase price is approximately $375 million plus the value of inventory, of which $50 million is deferred and payable in two annual payments of $25 million, which ARKO may elect to pay in either cash or, subject to certain conditions, shares of ARKO’s common stock, on the first and second anniversaries of the closing. At closing, ARKO intends to finance from its own sources approximately $60.0 million of the cash consideration plus the value of inventory and other closing adjustments. The remaining approximately $265 million is expected to be funded by Oak Street Real Estate Capital, a Division of Blue Owl Capital (“Oak Street”) as part of the previously announced existing $1.15 billion agreement with the Company, according to which Oak Street is expected to acquire the real estate assets to be acquired from TEG as part of the transaction and the Company expects to lease the real estate assets from Oak Street.

Using estimated forward-looking non-GAAP measures, the Company expects that this acquisition will add approximately $18 million of Adjusted EBITDA on an annualized basis, which is expected to be $27 million on an annual run rate including synergies, after incremental rent of approximately $16 million to be paid to Oak Street for the aforementioned lease.1

TEG, currently owned by ECP, is a large, privately held convenience store and wholesale fuel company in the southeast United States that has distinguished itself by buying and investing in convenience stores with family histories and long-term presence in their communities, which is aligned with ARKO’s long-standing growth strategy. TEG has its own growth pipeline and a record of growth in Alabama, Arkansas, Louisiana, Mississippi, Missouri, North Carolina, South Carolina and Tennessee, operating under the Flash Market banner and several other brands.

“We believe this significant, accretive acquisition will drive strategic growth with the addition of an exceptional team, well-known stores and other assets to our Family of Community Brands,” said Arie Kotler, President, Chairman and Chief Executive Officer of ARKO. “A deal of this magnitude complements our core capabilities and will create long-term value for ARKO stockholders and valuable synergies given our existing footprint and proven strategy of adding value to strong local brands while keeping jobs in place.”

This acquisition is expected to increase ARKO’s store count to over 1,530 convenience stores, expand the Company’s retail footprint to Alabama and Mississippi, and grow the Family of Community Brands in other regions, introducing more consumers to its high-value fas REWARDS® loyalty program. The acquisition would also include a network of approximately 200 dealer sites, expanding the Company’s wholesale segment to over 1,800 sites. Including retail and wholesale it is expected that the acquisition will add approximately 285 million gallons of fuel, the majority branded, to the approximately two billion gallons the Company currently sells annually.

Stephen Lattig, President and Chief Executive Officer of TEG, stated, “ARKO will add value to our stores with their diverse offerings, and ably serve our many loyal retail and wholesale customers. TEG would not be the success it is today if it were not for the dedication of its team members. We are excited that our team and company are joining a growing and dynamic organization.”

“Over the course of our ownership, ECP is proud of the progress that our partnership with the TEG team has made in building a high-quality portfolio of retail and wholesale assets across the Southeastern United States. I would like to thank the entire TEG team for their efforts and commitment over these past few years, and I look forward to their continued success as part of the ARKO family,” said Rahman D’Argenio, Partner at ECP.

“We believe that our differentiated business model is very resilient, and we plan to continue making strategic acquisitions at highly attractive multiples, making use of our strong liquidity while leveraging our valuable relationship with Oak Street,” added Kotler.

The closing of the transaction is subject to fulfillment of conditions precedent. There is no certainty that the transaction will close.

BofA Securities, Inc. is acting as exclusive financial advisor to Transit Energy Group and Nelson Mullins Riley & Scarborough LLP and Latham & Watkins LLP are acting as legal counsel. Greenberg Traurig, P.A. and the law firm of Schwarz and L’Altrelli are acting as legal counsel to ARKO.

About ARKO Corp.

ARKO Corp. (Nasdaq: ARKO) is a Fortune 500 company that owns 100% of GPM Investments, LLC and is one of the largest operators of convenience stores and wholesalers of fuel in the United States. Based in Richmond, VA, our highly recognizable family of community brands offers delicious, prepared foods, beer, snacks, candy, hot and cold beverages, and multiple popular quick serve restaurant brands. Our high value fas REWARDS® loyalty program offers exclusive savings on merchandise and gas. We operate in four reportable segments: retail, which includes convenience stores selling fuel products and other merchandise to retail customers; wholesale, which supplies fuel to independent dealers and consignment agents; GPM Petroleum, which sells and supplies fuel to our retail and wholesale sites; and fleet fueling, which operates proprietary cardlock locations, manages third-party cardlock locations, and markets fuel cards that give customers access to a nationwide network of fueling sites. To learn more about GPM stores, visit: www.gpminvestments.com. To learn more about ARKO, visit: www.arkocorp.com.

About Transit Energy Group

Transit Energy Group is a wholesale fuel distribution and retail convenience store business with operations in the Southeast United States. In July 2019, ECP formed Transit Energy Group to own, operate and acquire downstream fuel distribution and retail assets. The company operates a wholesale fuel distribution supply network, freight business, and a network of retail stations located throughout Alabama, Arkansas, Louisiana, Mississippi, Missouri, North and South Carolina, and Tennessee.

About ECP

ECP, founded in 2005, is a leading investor across energy transition, electrification and decarbonization infrastructure assets, including power generation, renewables and storage solutions, environmental infrastructure and efficiency & reliability assets facilitating the energy transition. The ECP team, comprised of 63 people with 500 years of collective industry experience, deep expertise and extensive relationships, has consummated more than 60 transactions over the last 10 years, representing more than $45 billion of enterprise value.

Forward-Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results, the expected timing of the closing of, and the expected returns and other benefits of, the proposed acquisition from TEG. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things, changes in economic, business and market conditions; our ability to maintain the listing of our common stock and warrants on the Nasdaq Stock Market; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; expansion plans and opportunities; changes in the markets in which we compete; changes in applicable laws or regulations, including those relating to environmental matters; market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets (including with respect to new variants of the virus), general economic conditions, unemployment and our liquidity, operations and personnel; the outcome of any known or unknown litigation and regulatory proceedings; that the proposed acquisition may not be timely completed, if at all; that prior to completion of the proposed acquisition or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that we are unable to implement successful integration strategies; that the required regulatory or other closing conditions are not satisfied in a timely manner, or at all; and diversion of management attention to acquisition-related issues. Detailed information about these factors and additional important factors can be found in the documents that ARKO files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. ARKO does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

Use of Non-GAAP Measures

We define EBITDA as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets, impairment charges, acquisition costs, other non-cash items, and other unusual or non-recurring charges. Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as a substitute for net income (loss) or any other financial measure presented in accordance with GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.

Media Contact

Andrew Petro

Matter on behalf of ARKO

(978) 518-4531

apetro@matternow.com

Investor Contact

Ross Parman

ARKO Corp.

investors@gpminvestments.com

1 At this time, ARKO is unable to provide a quantitative reconciliation of estimated forward-looking non-GAAP performance measures without unreasonable efforts due to the fact that the acquired business includes multiple recently acquired stores and business segments without full year financial statements showing the business based on current, and expected, performance within a consolidated entity.